LaSalle Bank N.A.	Call Date:	12/31/2004		ST-BK: 17-1520	FFIEC
135 South LaSalle Street
Chicago, IL 60603	Vendor ID: D			CERT: 15407

Transit Number: 71000505

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2004

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

					Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):			RCFD
	a. Noninterest-bearing balances and currency and coin (1)			0081	1,654,813	1.a
	b. Interest-bearing balances (2)			0071	21,671	1.b
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	98,557	2.a
	b. Available-for-sale securities (from Schedule RC-B, column D)			1773	21,275,790	2.b
3.	Federal funds sold and securities purchased under agreements to resell
	a. Federal funds sold in domestic offices			B987	534,180	3.a
	b. Securitites purchased under agreements to resell (3)			B989	1,375,515	3.b
4.	Loans and lease financing receivables (from schedule RC-C)
	a. Loans and leases held for sale			5369	461,153	4.a
	b. Loans and leases, net of unearned income	B528	35,922,737
	c. LESS: Allowance for loan and lease losses	3123	663,290			4.c
	d. Loans and leases, net of unearned income,
	allowance, and reserve (item 4.a minus 4.b and 4.c)			B529	35,259,447	4.d
5.	Trading assets (from Schedule RC-D)			3545	455,947	5.
6.	Premises and fixed assets (including capitalized leases)			2145	282,308	6.
7.	Other real estate owned (from Schedule RC-M)			2150	11,312	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from
	Schedule RC-M)			2130	0	8.
9.	Customers' liability to this bank on acceptances outstanding			2155	19,975	9.
10.	Intangible assets (from Schedule RC-M)
	a. Goodwill			3163	181,613	10.a
	b. Other Intangible assets			0426	0	10.b
11.	Other assets (from Schedule RC-F)			2160	2,102,546	11.
12.	Total assets (sum of items 1 through 11)			2170	63,734,827	12.	63,734,827

(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held for trading.

(3) Includes all securites resale agreements in domestic and foreign offies, regardless of maturity.

LaSalle Bank N.A.	Call Date: 12/31/96	12/31/2004		ST-BK: 17-1520	FFIEC	031
135 South LaSalle Street					Page	RC- 2
Chicago, IL 60603	Vendor ID: D			CERT: 15407	12

Transit Number: 71000505

Schedule RC - Continued
					Dollar Amounts in Thousands
LIABILITIES
13.	Deposits:
	a. In domestic offices (sum of totals of			RCON
	columns A and C from Schedule RC-E, part I)			2200	30,303,455	13.a
		RCON
	(1) Noninterest-bearing (1)	6631	7,265,226			13.a.1
	(2) Interest-bearing	6636	23,038,229			13.a.2	30,303,455
				RCFN
	b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
	Schedule RC-E, part II)			2200	7,437,278	13.b
		RCFN
	(1) Noninterest-bearing	6631	0			13.b.1
	(2) Interest-bearing	6636	7,437,278			13.b.2
				RCON
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a. Federal funds purchased in domestic offices (2)			B993	2,192,955	14.a
				RCFD
	b. Securities sold under agreements to repurchase (3)			B995	7,102,085	14.b
15.	Trading liabilities (from Schedule RC-D)			3548	138,932	15

16.	Other borrowed money (includes mortgage indebtedness and obligations under			3190	8,560,613	16
	capitalized leases): From schedule RC-M

17.	Not applicable.
18.	Bank's liability on acceptances executed and outstanding			2920	19,975	18.
19.	Subordinated notes and debentures (4)			3200	540,000	19.
20.	Other liabilities (from Schedule RC-G)			2930	1,955,957	20.
21.	Total liabilities (sum of items 13 through 20)			2948	58,251,250	21.	58,251,250
22.	Minority Interest in consolidated subsidiaries			3000	66,678	22.

EQUITY CAPITAL
				RCFD
23.	Perpetual preferred stock and related surplus			3838	500,000	23.
24.	Common stock			3230	41,234	24.
25.	Surplus (exclude all surplus related to preferred stock)			3839	2,010,375	25.
26.	a.Retained Earnings			3632	2,558,905	26.a
	b. Accumulated Other Comprehensive income.(5)			B530	306,385	26.b
27.	Other Equity capital components (6)			3284	0	27.
28.	Total equity capital (sum of items 23 through 27)			3210	5,416,899	28.	5,416,899
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)			3300	63,734,827	29.

Memorandum
To be reported only with the March Report of Condition.
1.	Indicate in the box at the right the number of the statement below that best describes
	the most comprehensive level of auditing work performed for the bank by independent			RCFD	Number
	external auditors as of any date during 2001			6724	N/A	M.1

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified accounting firm.

      (may be required by state chartering

      authority)

5 = Directors' examination of the bank performed by other

      external auditors (may be required by state chartering

      authority)

6 = Review of the bank's financial statements by external

      auditors

7 = Compilation of the bank's financial statements by

      external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

1 =	Independent audit of the bank conducted in accordance
with generally accepted auditing standards by a certified
public accounting firm which submits a report on the bank
2 =	Independent audit of the bank's parent holding company
conducted in accordance with generally accepted auditing
standards by a certified public accounting firm which
submits a report on the consolidated holding company (but
not on the bank separately)
3 =	Attestation on bank managements assertion on the effectiveness of the banks internal control over financial reporting by a certified public accounting firm.
with generally accepted auditing standards by a certified
public accounting firm

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 "other borrowed money."
(3) Includes all securities repurchased agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains(losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership plan shares.